Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, Sr. Director, Investor Relations - 201-847-6927
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports Second Quarter Fiscal 2025 Financial Results

•Revenue of $5.3 billion increased 4.5% as reported, 6.0% currency-neutral and 0.9% organic
•GAAP and adjusted diluted EPS of $1.07 and $3.35, respectively
•Company updates full-year fiscal 2025 guidance and provides estimated tariff impact

FRANKLIN LAKES, NJ (May 1, 2025) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its fiscal 2025 second quarter, which ended March 31, 2025.

“Amid a difficult operating environment impacting near-term organic revenue growth, our Q2 results reflect the strength of our business model and ability to exceed our earnings expectations through quality gross margin improvement,” said Tom Polen, chairman, CEO and president of BD. “Our BD Excellence operating system is driving continued margin expansion and increasing investment in our commercial organization and innovation, and we believe we are well positioned to accelerate growth as markets recover. As we take decisive mitigation actions to navigate the current macro environment, BD’s scale as the largest U.S. manufacturer of medical devices is a significant advantage for long-term value creation.”

Recent Business Highlights

•The company announces its intention to invest $2.5 billion in U.S. manufacturing capacity over the next 5 years, further strengthening its position as the largest U.S. manufacturer of medical devices and its commitment to ensuring a resilient U.S. health care system.
•BD Medical:
•The Medication Management Solutions business unit announced the BD Pyxis™ MedStation ES was honored with the 2025 Best in KLAS award for Automated Dispensing Cabinets and the BD Alaris™ Infusion System was honored in the Smart Pumps – Traditional category. This recognition underscores BD’s market leadership and dedication to safety and innovation across the entire medication use process.
•The Advanced Patient Monitoring business unit launched its next generation hemodynamic monitoring solution, HemoSphere Alta™ Advanced Monitoring Platform, providing clinicians with AI-driven clinical decision support.
•BD Interventional:
•The Surgery business unit announced:

◦FDA 510(k) clearance and the launch of its Phasix™ ST Umbilical Hernia Patch, the industry's first bioabsorbable mesh designed specifically for umbilical hernia repair.
◦A milestone in its clinical trial for the use of bioabsorbable GalaFLEX LITE™ Scaffold in breast implant revision surgery. Treatment of the first patient in the STANCE Investigational Device Exemption (IDE) clinical trial marks a significant advancement in BD's efforts to achieve FDA Premarket Approval for its first breast indication for GalaFLEX LITE™ Scaffold.
•BD Life Sciences:
•The Diagnostic Solutions business unit announced FDA 510(k) clearance for its advanced microbiology solution which integrates the BD Phoenix™ Automated Microbiology System, BDXpert™ System and BD Synapsys™ Informatics Solution to support accurate detection of antimicrobial resistance.
•BD named to Fortune's 2025 list of America's Most Innovative Companies, ranking in the top 25% of companies overall.

Second Quarter Fiscal 2025 Operating Results

	Three Months Ended March 31,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,2]
(Millions of dollars, except per share amounts)	2025	2024
Revenues	$5,272	$5,045	4.5%	6.0%	0.9%

Reported Diluted Earnings per Share	$1.07	$1.85	(42.2)%	(39.5)%
Adjusted Diluted Earnings per Share[1]	$3.35	$3.17	5.7%	7.3%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
2Organic Revenue growth denotes foreign currency neutral revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended March 31,		Reported Change	Foreign Currency Neutral Change[1]
	2025	2024
United States	$3,108	$2,906	7.0%	7.0%

International	$2,164	$2,139	1.2%	4.8%

Total Revenues	$5,272	$5,045	4.5%	6.0%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended March 31,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,2]
	2025	2024
BD Medical	$2,760	$2,449	12.7%	14.3%	3.6%

BD Life Sciences	$1,247	$1,304	(4.3)%	(2.4)%	(2.4)%

BD Interventional	$1,264	$1,292	(2.2)%	(1.1)%	(1.1)%

Total Revenues	$5,272	$5,045	4.5%	6.0%	0.9%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
2Organic Revenue growth denotes foreign currency neutral revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS) and Pharmaceutical Systems (PS) business units, and the Advanced Patient Monitoring (APM) business unit. BD Medical performance reflects the revenue contribution from APM, which was formed upon the closing of the acquisition of Critical Care from Edwards Lifesciences on September 3, 2024. BD Medical organic revenue growth reflects mid single-digit growth in MMS and low single-digit growth in MDS and PS.
•MDS performance reflects strong volume growth in Vascular Access Management and hypodermic products in the U.S., partially offset by the expected impact of volume-based procurement in China.
•MMS performance reflects double-digit growth in Infusion driven by BD Alaris™ that was partially offset by timing in Dispensing Solutions.
•PS performance reflects double-digit growth in Biologics that was partially offset by lower market demand for anticoagulant products.

The BD Life Sciences segment includes the Specimen Management (SM), Diagnostic Solutions (DS) and Biosciences (BDB) business units. BD Life Sciences performance reflects declines in DS and BDB that were partially offset by low single-digit growth in SM.
•SM performance reflects solid growth in the BD Vacutainer™ portfolio in the U.S. that was partially offset by performance in China.
•DS performance reflects an impact from BD BACTEC™ blood culture as customers were slow to return to prior testing volumes following the resolution of supply disruption, partially offset by double-digit growth in BD MAX™ IVD.
•BDB performance reflects lower research instrument demand globally, particularly in the government and academic sectors impacted by research funding levels, that was partially offset by continued growth in research reagents.

The BD Interventional segment includes the Surgery (SURG), Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional performance reflects low single-digit growth in SURG, flat performance in PI and a decline in UCC which includes an outsized prior-year licensing comparison.
•SURG performance reflects double-digit growth in Phasix™ hernia resorbable scaffold and high single-digit growth in Biosurgery that was partially offset by a pricing adjustment in legacy hernia products in the U.S.
•PI performance reflects strong growth in the U.S. across all platforms that was partially offset by performance in China. PI performance also reflects the comparison to prior-year licensing revenue.
•UCC performance reflects an outsized prior-year licensing comparison that was partially offset by high single-digit growth across UCC which was led by double-digit growth in the PureWick™ franchise from the continued adoption of the Male and Female portfolios.

Assumptions and Outlook for Full Year Fiscal 2025

The company updated its fiscal 2025 guidance including the estimated impact of recently announced tariffs.

The company now expects fiscal 2025 revenues to be between $21.8 billion and $21.9 billion compared to its previously issued guidance of $21.7 billion to $21.9 billion. This reflects updated organic revenue growth guidance of 3.0% to 3.5% and an improvement in the estimated impact of foreign currency.

Before the impact of tariffs, the company expects Adjusted Diluted EPS to be consistent with its previously issued guidance of $14.30 to $14.60, which represents growth of 8.8% to 11.0%, and includes absorbing a headwind from translational foreign currency for the full year of approximately $0.05 or 40 basis points. Strong operational performance, driven largely by margin improvement, is enabling the company to fully offset the earnings impact from its updated organic revenue growth expectations.

Including an estimated tariff impact of approximately $0.25 for the fiscal year the company now expects Adjusted Diluted EPS to be in a range of $14.06 to $14.34, which represents year-over-year growth of approximately 7.0% to 9.1%.

The estimated tariff impact is based on information currently available and tariff programs announced as of April 30, not including announced tariff programs that are delayed or threatened. However, international trade policies, trade restrictions and tariffs are rapidly evolving and there can be no assurance as to how the landscape may change and what the ultimate impact on our guidance and results of operations will be.

	Fiscal 2025 Guidance as of May 1, 2025	Fiscal 2025 Guidance as of February 5, 2025
GAAP Revenues	~$21.8 to $21.9 billion	~$21.7 to $21.9 billion
GAAP Revenue Growth	8.0% to 8.5%	7.9% to 8.4%
Adjusted Revenue Growth (FXN)	7.8% to 8.3%	8.8% to 9.3%
Organic Revenue Growth (FXN)	3.0% to 3.5%	4.0% to 4.5%

Adjusted Diluted EPS	$14.06 to $14.34	$14.30 to $14.60
Adjusted Diluted EPS Growth	~7.0% to 9.1%	~8.8% to 11.0%

BD's outlook for fiscal 2025 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its second fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2025 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, separation-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of BD’s financial performance. We also present our estimated adjusted revenue growth and organic revenue growth for our 2025 fiscal year after adjusting for the illustrative impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2025 fiscal year in relation to our underlying 2024 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts and news media to discuss its second quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, May 1, 2025. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-839-2385 (domestic) and 402-220-7203 (international) through the close of business on Thursday, May 8, 2025. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral and organic basis and adjusted diluted earnings per share. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the second quarter and the first six months of fiscal year 2025, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, transaction costs, separation-related costs, certain regulatory costs, certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. In particular, prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the second quarter and the first six months of fiscal year 2025 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.
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This press release and accompanying audio webcast on May 1, 2025 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, statements relating to future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations and assumptions of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and health care spending generally, including any impact of disruptions in the global transportation networks or other aspects of our supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints or disputes, inflationary pressures, volatility resulting from the imposition of and changing policies around tariffs, currency rate fluctuations, and increased interest rates and borrowing costs; conditions in international markets, including geopolitical developments such as the evolving situations in Russia and Ukraine, the Middle East and Asia, which could adversely impact our operations; competitive factors including technological advances and new products or novel medical therapies introduced by competitors; product efficacy or safety concerns, changes to the labeled use of our products, non-compliance with applicable regulatory requirements (such as non-compliance of our products with marketing authorization or registration requirements resulting from modifications to such products, or other factors, including with respect to BD Alaris™ System pumps and infusion sets, BD Vacutainer™ and BD Pyxis™ products) resulting in product recalls, lost revenue or other actions being taken with respect to products in the field or the ability to continue selling new products to customers; changes to legislation or regulations impacting the U.S. or foreign health care systems, changes in medical practices or in patient preferences, potential cuts or freezes in governmental research or other health care spending, or governmental or private measures to contain health care costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; policy and regulatory changes implemented by the U.S. federal government, including the elimination, downsizing, and reduced funding of certain government agencies and programs, as well as changes in the policy positions of such agencies; new or changing laws and regulations impacting our business (including the imposition of tariffs, such as those relating to China, Mexico, countries within EMEA and other countries and regions in which we do business), sanctions or other trade barriers, changes in tax laws, new environmental laws and regulations (such as those related to climate change or materials of concern), new cybersecurity, artificial intelligence or privacy laws, or changes in laws impacting international trade, including import and export licensing requirements, or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; the adverse impact on our business or products of past, current or future information and technology system disruptions, breaches or breakdowns, including through cyberattacks, ransom attacks or cyber-intrusion, and any investigations, legal proceedings, liability, expense or reputational damage arising in connection with any such events; increased labor costs and labor shortages or disputes; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; risks relating to our overall indebtedness; the possible impact of public health crises on our business and the global health care system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation, investigations, subpoenas, settlements, fines, penalties and/or other sanctions (as described in BD’s filings with the Securities and Exchange Commission (the "SEC")); the issuance of new or revised accounting standards; risks associated with the proposed separation of BD's Biosciences and Diagnostic Solutions business, including risks related to the manner of the separation and factors that could delay, prevent or otherwise adversely affect the completion, timing or terms of the separation, or our ability to realize the expected benefits of the separation, as well as other factors discussed in BD’s filings with the SEC. There can be no assurance that the contemplated separation will in fact be completed, in the manner described or at all. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended March 31,
	2025	2024	% Change
REVENUES	$5,272	$5,045	4.5

Cost of products sold	3,015	2,741	10.0
Selling and administrative expense	1,273	1,193	6.7
Research and development expense	302	299	1.2
Integration, restructuring and transaction expense	90	101	(11.2)
Other operating expense (income), net	45	(23)	295.3
TOTAL OPERATING COSTS AND EXPENSES	4,725	4,311	9.6
OPERATING INCOME	546	734	(25.5)

Interest expense	(151)	(125)	20.8
Interest income	5	26	(80.2)
Other expense, net	(38)	(2)	(1,907.5)
INCOME BEFORE INCOME TAXES	363	633	(42.7)
Income tax provision	55	96	(42.3)
NET INCOME	308	537	(42.7)

Basic Earnings per Share	$1.07	$1.85	(42.2)
Diluted Earnings per Share	$1.07	$1.85	(42.2)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	287,293	289,518
Diluted	287,737	290,344

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Six Months Ended March 31,
	2025	2024	% Change
REVENUES	$10,440	$9,751	7.1

Cost of products sold	5,948	5,420	9.7
Selling and administrative expense	2,592	2,406	7.7
Research and development expense	646	589	9.6
Integration, restructuring and transaction expense	182	176	3.7
Other operating expense (income), net	73	(12)	691.0
TOTAL OPERATING COSTS AND EXPENSES	9,440	8,578	10.1
OPERATING INCOME	1,000	1,173	(14.8)

Interest expense	(306)	(236)	29.5
Interest income	28	60	(53.4)
Other expense, net	(53)	(6)	(792.6)
INCOME BEFORE INCOME TAXES	669	991	(32.5)
Income tax provision	58	173	(66.5)
NET INCOME	611	818	(25.4)

Basic Earnings per Share	$2.12	$2.82	(24.8)
Diluted Earnings per Share	$2.11	$2.81	(24.9)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	288,411	289,941
Diluted	289,193	291,209

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	March 31, 2025	September 30, 2024
	(Unaudited)
ASSETS
Cash and equivalents	$667	$1,717
Restricted cash	80	139
Short-term investments	16	445
Trade receivables, net	3,029	3,033
Inventories	3,723	3,843
Prepaid expenses and other	1,150	1,292
TOTAL CURRENT ASSETS	8,666	10,468
Property, plant and equipment, net	6,646	6,821
Goodwill and other intangibles, net	36,579	37,383
Other assets	2,577	2,615
TOTAL ASSETS	$54,467	$57,286
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,604	$2,170
Other current liabilities	6,087	6,786
Long-term debt	17,666	17,940
Long-term employee benefit obligations	871	942
Deferred income taxes and other liabilities	2,998	3,558
Shareholders’ equity	25,241	25,890
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,467	$57,286

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Six Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$611	$818
Depreciation and amortization	1,215	1,132
Change in operating assets and liabilities and other, net	(969)	(580)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	857	1,369
INVESTING ACTIVITIES
Capital expenditures	(234)	(250)
Maturities and sales (purchases) of investments, net	413	(815)
Acquisitions, net of cash acquired and adjustments	13	—
Other, net	(179)	(224)
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	12	(1,289)
FINANCING ACTIVITIES
Change in short-term debt	340	—
Proceeds from long-term debt	—	1,972
Payments of debt	(876)	—
Repurchases of common stock	(750)	(500)
Dividends paid	(600)	(550)
Other, net	(81)	(79)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(1,967)	843
Net cash used for operating activities of discontinued operations	—	(14)
Effect of exchange rate changes on cash and equivalents and restricted cash	(11)	4
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(1,109)	913
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,856	1,481
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$747	$2,394

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2025	2024	% Change
BD MEDICAL
Medication Delivery Solutions	$687	$662	3.7
Medication Management Solutions	662	609	8.6
Pharmaceutical Systems	149	157	(5.1)
Advanced Patient Monitoring	155	—	NM
TOTAL	$1,653	$1,429	15.7

BD LIFE SCIENCES
Specimen Management (1)	$242	$236	2.7
Diagnostic Solutions (1)	189	201	(5.8)
Biosciences	142	142	0.2
TOTAL	$574	$579	(0.9)

BD INTERVENTIONAL
Surgery	$289	$287	0.5
Peripheral Intervention	269	264	1.9
Urology and Critical Care	323	347	(6.8)
TOTAL	$880	$898	(1.9)

TOTAL UNITED STATES	$3,108	$2,906	7.0
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$430	$445	$(20)	(3.3)	1.3
Medication Management Solutions	149	162	(6)	(8.2)	(4.5)
Pharmaceutical Systems	426	413	(7)	3.2	5.0
Advanced Patient Monitoring	102	—	(4)	NM	NM
TOTAL	$1,107	$1,020	$(38)	8.5	12.3

BD LIFE SCIENCES
Specimen Management (1)	$213	$222	$(9)	(4.1)	0.1
Diagnostic Solutions (1)	250	267	(9)	(6.3)	(2.8)
Biosciences	209	235	(7)	(10.7)	(7.9)
TOTAL	$673	$724	$(25)	(7.1)	(3.6)

BD INTERVENTIONAL
Surgery	$94	$92	$(3)	2.5	6.1
Peripheral Intervention	212	225	(8)	(5.5)	(1.9)
Urology and Critical Care	77	78	(3)	(1.3)	2.6
TOTAL	$384	$395	$(14)	(2.8)	0.8

TOTAL INTERNATIONAL	$2,164	$2,139	$(78)	1.2	4.8
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,117	$1,107	$(20)	0.9	2.8
Medication Management Solutions	811	772	(6)	5.1	5.9
Pharmaceutical Systems	575	570	(7)	0.9	2.2
Advanced Patient Monitoring	257	—	(4)	NM	NM
TOTAL	$2,760	$2,449	$(38)	12.7	14.3

BD LIFE SCIENCES
Specimen Management (1)	$456	$458	$(9)	(0.6)	1.4
Diagnostic Solutions (1)	440	468	(9)	(6.1)	(4.1)
Biosciences	352	377	(7)	(6.6)	(4.8)
TOTAL	$1,247	$1,304	$(25)	(4.3)	(2.4)

BD INTERVENTIONAL
Surgery	$383	$379	$(3)	1.0	1.9
Peripheral Intervention	481	489	(8)	(1.5)	0.1
Urology and Critical Care	400	424	(3)	(5.8)	(5.1)
TOTAL	$1,264	$1,292	$(14)	(2.2)	(1.1)

TOTAL REVENUES	$5,272	$5,045	$(78)	4.5	6.0
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2025	2024	% Change
BD MEDICAL
Medication Delivery Solutions	$1,381	$1,301	6.1
Medication Management Solutions	1,321	1,203	9.8
Pharmaceutical Systems	253	285	(11.1)
Advanced Patient Monitoring	314	—	NM
TOTAL	$3,268	$2,789	17.2

BD LIFE SCIENCES
Specimen Management (1)	$481	$469	2.4
Diagnostic Solutions (1)	402	411	(2.3)
Biosciences	295	285	3.4
TOTAL	$1,178	$1,166	1.0

BD INTERVENTIONAL
Surgery	$591	$568	4.2
Peripheral Intervention	522	498	4.7
Urology and Critical Care	629	634	(0.8)
TOTAL	$1,742	$1,699	2.5

TOTAL UNITED STATES	$6,187	$5,655	9.4
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$860	$857	$(20)	0.3	2.7
Medication Management Solutions	291	315	(4)	(7.5)	(6.3)
Pharmaceutical Systems	740	717	(8)	3.2	4.2
Advanced Patient Monitoring	215	—	(3)	NM	NM
TOTAL	$2,107	$1,890	$(35)	11.5	13.3

BD LIFE SCIENCES
Specimen Management (1)	$437	$436	$(9)	0.3	2.3
Diagnostic Solutions (1)	512	524	(9)	(2.2)	(0.5)
Biosciences	418	466	(5)	(10.4)	(9.3)
TOTAL	$1,367	$1,426	$(23)	(4.1)	(2.5)

BD INTERVENTIONAL
Surgery	$187	$181	$(2)	3.3	4.5
Peripheral Intervention	432	444	(7)	(2.7)	(1.2)
Urology and Critical Care	160	156	(2)	2.8	4.0
TOTAL	$779	$781	$(11)	(0.2)	1.2

TOTAL INTERNATIONAL	$4,253	$4,096	$(69)	3.8	5.5
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$2,241	$2,159	$(20)	3.8	4.7
Medication Management Solutions	1,612	1,518	(4)	6.2	6.5
Pharmaceutical Systems	993	1,002	(8)	(0.9)	(0.1)
Advanced Patient Monitoring	528	—	(3)	NM	NM
TOTAL	$5,375	$4,679	$(35)	14.9	15.6

BD LIFE SCIENCES
Specimen Management (1)	$917	$905	$(9)	1.4	2.4
Diagnostic Solutions (1)	914	935	(9)	(2.2)	(1.3)
Biosciences	713	752	(5)	(5.2)	(4.5)
TOTAL	$2,545	$2,592	$(23)	(1.8)	(0.9)

BD INTERVENTIONAL
Surgery	$778	$748	$(2)	4.0	4.3
Peripheral Intervention	954	943	(7)	1.2	1.9
Urology and Critical Care	789	789	(2)	(0.1)	0.2
TOTAL	$2,521	$2,480	$(11)	1.6	2.1

TOTAL REVENUES	$10,440	$9,751	$(69)	7.1	7.8
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Three Months Ended March 31,
(Unaudited; Amounts in millions)

				D = (A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
TOTAL REVENUES	$5,272	$5,045	$(78)	4.5	6.0
Less: Inorganic revenue adjustment (1)	257	—	(4)	NM	NM
Organic Revenue	$5,015	$5,045	$(74)	(0.6)	0.9

BD MEDICAL REVENUES	$2,760	$2,449	$(38)	12.7	14.3
Less: Inorganic revenue adjustment (1)	257	—	(4)	NM	NM
BD Medical Organic Revenue	$2,503	$2,449	$(34)	2.2	3.6
"NM" denotes that the percentage change is not meaningful.
(1) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Advanced Patient Monitoring in the Medical Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
	2025	2024	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$1.07	$1.85	$(0.78)	$(0.05)	$(0.73)	(42.2)%	(39.5)%
Purchase accounting adjustments ($551 million and $362 million pre-tax, respectively) (1)	1.92	1.25		—
Integration costs ($26 million and $4 million pre-tax, respectively) (2)	0.09	0.01		—
Restructuring costs ($63 million and $98 million pre-tax, respectively) (2)	0.22	0.34		—
Separation-related items ($10 million and $4 million pre-tax, respectively) (3)	0.04	0.01		—
European regulatory initiative-related costs ($24 million pre-tax, respectively) (4)	—	0.08		—
Product, litigation, and other items ($138 million and ($19) million pre-tax, respectively) (5)	0.48	(0.07)		—
Tax impact of specified items and other tax related (($133) million and ($88) million, respectively)	(0.46)	(0.30)		—
Adjusted Diluted Earnings per Share	$3.35	$3.17	$0.18	$(0.05)	$0.23	5.7%	7.3%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents costs recorded to Other operating expense (income), net incurred in connection with the planned separation of BD's Biosciences and Diagnostic Solutions Business for the three months ended March 31, 2025 and the separation of BD's former Diabetes Care business for the three months ended March 31, 2024.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the three months ended March 31, 2025 reflects a charge of $76 million to Cost of products sold to adjust the estimate of future product remediation costs and charges of $32 million to Other operating expense (income), net, related to various legal matters.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Six Months Ended March 31,
	2025	2024	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$2.11	$2.81	$(0.70)	$(0.04)	$(0.66)	(24.9)%	(23.5)%
Purchase accounting adjustments ($1.121 billion and $724 million pre-tax, respectively) (1)	3.88	2.48		—
Integration costs ($50 million and $9 million pre-tax, respectively) (2)	0.17	0.03		—
Restructuring costs ($129 million and $167 million pre-tax, respectively) (2)	0.45	0.57		—
Transaction Costs ($4 million pre-tax) (3)	0.01	—		—
Separation-related items ($10 million and $7 million pre-tax, respectively) (4)	0.04	0.02		—
European regulatory initiative-related costs ($47 million pre-tax) (5)	—	0.16		—
Product, litigation, and other items ($240 million and ($5) million pre-tax, respectively) (6)	0.83	(0.02)		—
Tax impact of specified items and other tax related (($204) million and ($64) million, respectively)	(0.70)	(0.22)		—
Adjusted Diluted Earnings per Share	$6.78	$5.84	$0.94	$(0.05)	$0.99	16.1%	17.0%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs recorded to Integration, restructuring and transaction expense incurred in connection with the Advanced Patient Monitoring acquisition.
(4)Represents costs recorded to Other operating expense (income), net incurred in connection with the planned separation of BD's Biosciences and Diagnostic Solutions Business for the six months ended March 31, 2025 and the separation of BD's former Diabetes Care business for the six months ended March 31, 2024.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the six months ended March 31, 2025 reflects charges of $98 million to Cost of products sold to adjust the estimate of future product remediation costs, a charge of $30 million to Research and development expense related to a non-cash asset impairment charge in the Life Sciences segment, and charges of $60 million to Other operating expense (income), net, related to various legal matters.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2025 OUTLOOK RECONCILIATION

	Full Year FY 2024	Full Year FY 2025 Outlook
	($ in millions)	% Change	Revenues
BDX Reported Revenues	$20,178
Add: Revenue Adjustment Impact	67
Adjusted Revenues	$20,245

FY 2025 Reported Revenue Growth		+8.0% to +8.5%
Revenue Adjustment Impact		~+35 basis points
Illustrative Foreign Currency (FX) Impact		(~10) basis points
FY 2025 Revenue Growth (adjusted) (FXN)		+7.8% to 8.3%
FY 2025 Inorganic Impact to Revenue Growth		~+475 basis points
FY 2025 Organic Revenue Growth (FXN)		+3.0% to +3.5%

Total FY 2025 Revenues			~$21.8 to $21.9 billion

Notes
- Revenue Adjustment Impact reflects the recognition of accruals resulting from developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.
- Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2025 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY 2025 Outlook
	Full Year FY 2024 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.86
Purchase accounting adjustments ($1.503 billion pre-tax) (1)	5.16
Integration costs ($23 million pre-tax) (2)	0.08
Restructuring costs ($387 million pre-tax) (2)	1.33
Transaction Costs ($48 million pre-tax) (3)	0.17
Financing Costs (($8) million pre-tax) (3)	(0.03)
Separation-related items ($13 million pre-tax) (4)	0.05
European regulatory initiative-related costs ($104 million pre-tax) (5)	0.36
Product, litigation, and other items ($346 million pre-tax) (6)	1.19
Tax impact of specified items and other tax related (($297) million)	(1.02)
Adjusted Diluted Earnings per Share	$13.14	$14.06 to $14.34
Reported % Change		+7.0% to +9.1%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts associated with the Advanced Patient Monitoring acquisition. The transaction costs are recorded in Integration, restructuring and transaction expense and the financing impacts are recorded in Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2024 reflects the recognition of $67 million in accruals as an impact to Revenues resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to our current fiscal year, and charges of $38 million to Cost of products sold to record or adjust future costs for product remediation efforts. The amount in 2024 also reflects charges to Other operating expense (income), net related to legal matters, including a $175 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021.